Exhibit 4.2





                 RECEIVABLES PURCHASE AGREEMENT
                    (Designated Receivables)

                    dated as of May 2, 1996



                             among



        CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC.,



                FALCON BUILDING PRODUCTS, INC.,



            CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                         as Purchasers,



                              and



                 PNC BANK, NATIONAL ASSOCIATION

                       TABLE OF CONTENTS



                           ARTICLE I.
               AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1    Purchase Facility
Section 1.2    Making Purchases
Section 1.3    Purchased Interest Computation
Section 1.4    Settlement Procedures
Section 1.5    Fees
Section 1.6    Payments and Computations, Etc
Section 1.7    Dividing or Combining Portions of the Capital of
                 the Purchased Interest
Section 1.8    Increased Costs
Section 1.9    Requirements of Law
Section 1.10   Inability to Determine Eurodollar Rate
Section 1.11   Register; Information Regarding Purchasers

                          ARTICLE II.
           REPRESENTATIONS AND WARRANTIES; COVENANTS;
                       TERMINATION EVENTS

Section 2.1    Representations and Warranties; Covenants
Section 2.2    Termination Events

                          ARTICLE III.
                        INDEMNIFICATION

Section 3.1    Indemnities by the Seller
Section 3.2    Indemnities by the Servicer

                          ARTICLE IV.
                 ADMINISTRATION AND COLLECTIONS

Section 4.1    Appointment of the Servicer
Section 4.2    Duties of the Servicer
Section 4.3    Lock-Box Arrangements
Section 4.4    Enforcement Rights
Section 4.5    Responsibilities of the Seller
Section 4.6    Servicing Fee

                         ARTICLE V.
                         THE AGENT

SECTION 5.1    Appointment and Authorization
SECTION 5.2    Delegation of Duties
SECTION 5.3    Liability of Agent
SECTION 5.4    Reliance by the Agent
SECTION 5.5    Notice of Termination Events
SECTION 5.6    Credit Decision
SECTION 5.7    Indemnification
SECTION 5.8    The Agent in Individual Capacity
SECTION 5.9    Successor Agent
SECTION 5.10   Withholding Tax

                          ARTICLE VI.
                         MISCELLANEOUS

Section 6.1    Amendments, Etc.
Section 6.2    Notices, Etc
Section 6.3    Assignability
Section 6.4    Costs, Expenses and Taxes
Section 6.5    Confidentiality
Section 6.6    GOVERNING LAW AND JURISDICTION
Section 6.7    Execution in Counterparts
Section 6.8    Survival of Termination
Section 6.9    WAIVER OF JURY TRIAL
Section 6.10   Entire Agreement
Section 6.11   Headings
Section 6.12   Purchasers' Liabilities


EXHIBIT I      DEFINITIONS
EXHIBIT II     CONDITIONS OF PURCHASES
EXHIBIT III    REPRESENTATIONS AND WARRANTIES
EXHIBIT IV     COVENANTS
EXHIBIT V      TERMINATION EVENTS
EXHIBIT VI     ASSIGNMENT

                 RECEIVABLES PURCHASE AGREEMENT


     This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of May 2, 1996 among CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC., a Delaware corporation, as seller (the "Seller"), FALCON BUILDING PRODUCTS, INC., a Delaware corporation ("Falcon"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), the various financial institutions as are or may become parties hereto, as purchasers (each, a "Purchaser"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the "Agent").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Purchasers and additional incremental payments made to the Seller.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                           ARTICLE I.
               AMOUNTS AND TERMS OF THE PURCHASES


     Section 1.1. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Purchasers hereby agree to purchase (ratably in accordance with their respective Percentages), and make reinvestments of, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall the Purchasers make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest:
(i) would exceed the Purchase Limit or (ii) with respect to any Purchaser's interest therein, such Purchaser's Percentage of the Purchase Limit.

     (b) The Seller may, upon at least 30 days' written notice to the Agent, terminate the purchase facility provided in this Section 1.1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.

     Section 1.2. Making Purchases. (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Agent in accordance with Section 6.2 (which notice must be received by the Agent before 11:00 a.m., New York City time):
(i) three Business Days before the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based upon the Eurodollar Rate, and (ii) two Business Days before the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based upon the Base Rate, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day),
(C) the desired funding basis for such purchase (which shall be based upon the Eurodollar Rate or the Base Rate), and (D) the duration of the initial Fixed Period(s) for such purchase.

     (b) On or before noon (New York City time) on the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, deposit the amount of their respective purchases in immediately available funds to the Agent's Account. After its receipt of such funds, the Agent shall make available to the Seller in same day funds, at Harris Trust and Savings Bank, account # 207-190-0, ABA # 071-000-288, an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased.

     (c) Effective on the date of each purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Agent (for the benefit of the Purchasers) an undivided percentage ownership interest in: (i) each Pool Receivable then existing,
(ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Agent (for the benefit of the Purchasers) a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under its Sale Agreement with Falcon (including the rights of Falcon against the Originators under the other Sale Agreement), and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Agent (for the benefit of the Purchasers) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Agent, all the rights and remedies of a secured party under any applicable UCC.

     (e) Each Purchaser's obligation shall be several, such that the failure of any Purchaser to make available to the Agent (for the Seller) any funds in connection with any purchase shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date of such purchase. Further, if any Purchaser fails to satisfy its obligation to make purchases hereunder, upon receipt of notice of such failure from the Agent (which notice the Agent agrees to provide), the non-defaulting Purchasers shall purchase the defaulting Purchaser's Percentage in the related Purchased Interest pro rata in proportion to their relative Percentages (determined without regard to the Percentage of the defaulting Purchaser); provided, however, that no such Purchaser shall be required to make Purchases to the extent that such Purchases would cause the aggregate amount of Capital invested by such Purchaser to exceed its Percentage of the aggregate Purchase Limit.

     (f) Unless the Agent shall have received notice from a Purchaser on the date of any Purchase before 10:00 a.m. (New York City time) that the Purchaser will not make available to the Agent the amount of that Purchaser's Percentage of the purchase price, the Agent may assume that each Purchaser has made such amount available to the Agent on the purchase date and may (but shall not be obligated to), in reliance upon such assumption, make available to the Seller on such date a corresponding amount. If and to the extent any Purchaser shall not have made its full amount available to the Agent, and the Agent in such circumstances has made available to the Seller the corresponding amount, that Purchaser shall on the next Business Day make such amount available to the Agent, together with interest at the applicable Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Purchaser with respect to amounts owing under this paragraph shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Purchaser's purchase on the date of purchase for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day (including from amounts funded by the non-defaulting Purchasers pursuant to clause (e)), the Agent shall notify the Seller of such failure to fund and, upon demand by the Agent, the Seller shall pay such amount to the Agent for the Agent's account, together with interest at the applicable Federal Funds Rate for each day during such period.

     Section 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Termination Date shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to the Purchasers, the Agent and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

     (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

          (i) set aside and hold in trust (and, at the request of the Agent, segregate in a separate account approved by the Agent if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) for the Purchasers, out of the Purchasers' Share of such Collections, first, an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in the Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside;

          (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Purchasers, the remainder of the Purchasers' Share of such Collections; such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the Issuer (and shall, at the request of the Agent, segregate in a separate account approved by the Agent if, at the time of such request, there exists an Unmatured Termination Event or Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this clause (ii), shall equal the amount necessary to reduce the Purchased Interest to 100%;

          (iii) if such day is a Termination Day, set aside, segregate and hold in trust for the Purchasers the entire remainder of the Purchasers' Share of the Collections; provided, that if amounts are set aside and held in trust on any Termination Day and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Agent, such previously set aside amounts shall be reinvested in accordance with clause (ii) above on the day of such subsequent satisfaction or waiver of conditions; and

          (iv) subject to the Agent's security interest under Section 1.2(d), release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii), plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

     (c) The Servicer shall deposit into the Agent's Account (or such other account designated by the Agent), on the last day of each Fixed Period relating to a Portion of Capital, Collections held for the Purchasers pursuant to Section 1.4(b)(i) or Section 1.4(f) with respect to such Portion of Capital plus the lesser of: (i) the amount of Collections then held for the Purchasers pursuant to Section 1.4(b)(ii) and Section 1.4(b)(iii) and
(ii) such Portion of Capital. On the last day of each Fixed Period relating to a Portion of Capital, the Agent will notify the Servicer by facsimile of the amount of Discount accrued with respect to such Portion of Capital during such Fixed Period.

     (d) Upon receipt of funds deposited into the Agent's Account pursuant to Section 1.4(c), the Agent shall cause such funds to be distributed as follows:

          (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Purchasers (no later than 4:00 p.m. (New York City time)) pro rata in accordance with their Percentages in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to such Portion of Capital, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i), to the Servicer (payable in arrears on the last day of each Fixed Period) in payment in full of the Purchasers' Share of accrued Servicing Fees so set aside with respect to such Portion of Capital; and

          (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Purchasers (no later than 4:00 p.m. (New York City time) pro rata in accordance with their Percentages in payment in full of all accrued Discount with respect to such Portion of Capital, second to the Purchasers (no later than 4:00 p.m. (New York City time)) pro rata in accordance with their Percentages in payment in full of such Portion of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, if Falcon or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Capital, fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than Falcon or an Affiliate thereof) have been paid in full, to the Purchasers, the Agent and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Purchasers, the Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

     (e)  For the purposes of this Section 1.4:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, or the Seller shall have received a Deemed Collection under the Sale Agreements (in each case, other than in respect of any Special Program Allowances), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction, adjustment or Deemed Collection;

          (ii)  if on any day any of the representations or warranties in
     Section 1(h) or (n) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

          (iii) except as provided in clause (i) or (ii) above, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables;

          (iv) if and to the extent the Agent or the Purchasers shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Agent or the Purchasers but rather to have been retained by the Seller and, accordingly, the Agent or the Purchasers, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

          (v) on the Termination Date, the Seller shall be deemed to have received on such day Collections of Pool Receivables equal to: (A) the aggregate amount by which the Pool Receivables relating to the Special Program Allowances have been discounted, adjusted or otherwise reduced as noted in clause (i) minus (B) the Special Program Allowances.

     (f) If at any time the Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

          (i) the Seller shall give the Agent and the Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

          (iii) the Servicer shall hold such Collections in trust for the Purchasers, for payment to the Agent on the last day of the current Fixed Period relating to such Portion of Capital (as specified by the Seller), and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

provided, that:

          A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $250,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $20,000,000 and shall be in an integral multiple of $1,000,000, and

          B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Fixed Period, and

          C. if two or more Portions of Capital are outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to clause (f)(i), to the Portion of Capital with the shortest remaining Fixed Period (or, if all such Portions of Capital have the same Fixed Period, pro rata).

     Section 1.5. Fees. (a) The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated May 2, 1996 among Falcon, the Seller and the Agent (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

     (b) In addition to the fees described in clause (a), from the date hereof to the Facility Termination Date, the Seller agrees to pay the Agent for the account of the Purchasers a commitment fee for each day in an amount equal to: (a) 0.125% per annum times (b) the Purchase Limit minus the Capital on such day. Such fee shall be paid in arrears, from the date hereof until the Facility Termination Date, on each Monthly Settlement Date (as such term most recently was used in the Non-Designated Receivables Agreement) and on the Facility Termination Date, in the amount of such fee that shall have accrued during such period (or portion thereof) then ending for which no such fee shall have been paid.

     Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Agent's Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

     (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

     (c) All computations of interest under subsection (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7. Dividing or Combining Portions of the Capital of the Purchased Interest. The Seller may, on the last day of any Fixed Period, pursuant to written notice delivered to the Agent in accordance with Section 6.2: (a) three Business Days before such last day in the case of a Portion of Capital to be funded based upon the Eurodollar Rate and (b) two Business Days before such last day in all other cases, either: (i) divide the Capital of the Purchased Interest into two or more portions (each, a "Portion of Capital"), which Portions of Capital may accrue Discount by reference to different rates, equal, in aggregate, to the Capital of the Purchased Interest; provided, that after giving effect to such division the amount of each such Portion of Capital shall be not less than $1,000,000 and shall be an integral multiple of $250,000, or (ii) combine any two or more Portions of Capital outstanding on such last day and having Fixed Periods ending on such last day into a single Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

     Section 1.8. Increased Costs. (a) If the Agent, any Purchaser or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or
(ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

     Section 1.9. Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or
(ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (a) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

          (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

          (c) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is: (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (y) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Agent certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     Section 1.10. Inability to Determine Eurodollar Rate. If the Agent shall have determined before the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Purchasers (as conclusively determined by the Agent) of maintaining any Portion of Capital during such Fixed Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller before the first day of such Fixed Period. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the Eurodollar Rate unless and until the Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (ii) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then-current Fixed Periods relating to such Portions of Capital.

     Section 1.11. Register; Information Regarding Purchasers. The Agent will maintain at its address set forth on the signature page hereof a copy of this Agreement and all counterpart signature pages hereto, each Assignment delivered to and accepted by it, each notice of revision to the allocation of each Purchaser's Percentage and a register (the "Register") for the recordation of the names and addresses of the Purchasers, their Percentages and effective dates, the Facility Termination Date, the aggregate outstanding Capital allocable to Portions of Capital owned by each Purchaser from time to time and the purchase price relating thereto. The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser at any reasonable time during normal business hours and from time to time upon reasonable prior notice.


                          ARTICLE II.
           REPRESENTATIONS AND WARRANTIES; COVENANTS;
                       TERMINATION EVENTS


     Section 2.1. Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

     Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Agent may (at the direction of, or with the consent of, the Required Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f)(i) of
Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers and the Agent shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                          ARTICLE III.
                        INDEMNIFICATION


     Section 3.1. Indemnities by the Seller. Without limiting any other rights that the Agent, the Purchasers or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for Receivables that are uncollectible due to the inability of the Obligor to pay, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Purchasers or the Agent with respect to Receivables or this Agreement to be true and correct;

          (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

          (iv) the failure to vest in the Agent (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, and (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim;

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

          (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts;

          (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

          (ix)  the commingling of Collections at any time with other funds;

          (x)  the use of proceeds of purchases or reinvestments; or

          (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

     Section 3.2. Indemnities by the Servicer. Without limiting any other rights that the Agent, the Purchasers or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Purchasers or the Agent by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.


                          ARTICLE IV.
                 ADMINISTRATION AND COLLECTIONS


     Section 4.1. Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Agent gives notice to Falcon (in accordance with this Section) of the designation of a new Servicer, Falcon is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Agent (at the direction of the Required Purchasers) may designate as Servicer any Person (including itself if the Agent consents to such designation) to succeed Falcon or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

     (b)  Upon the designation of a successor Servicer as set forth in clause
(a), Falcon agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and Falcon shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

     (c) Falcon acknowledges that, in making their decision to execute and deliver this Agreement, the Agent and the Purchasers have relied on Falcon's agreement to act as Servicer hereunder. Accordingly, Falcon agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Agent and the Purchasers shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, the Agent shall have consented in writing in advance to such delegation.

     Section 4.2. Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside for the accounts of the Seller and the Purchasers the amount of the Collections to which each is entitled in accordance with Article II. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any defaulted Pool Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or limit the rights of the Purchasers or the Agent under this Agreement and (ii) if a Termination Event has occurred and Falcon or an Affiliate thereof is serving as the Servicer, Falcon or such Affiliate may make such extension or adjustment only upon the prior written approval of the Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Agent (for the benefit of the Purchasers and individually), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer (whether the Servicer is Falcon or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either: (x) a Termination Event has occurred or (y) the Agent believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

     (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Falcon or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; provided, however, if Falcon or an Affiliate thereof is not the Servicer, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Agent and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The Servicer, if other than Falcon or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

     (c) Notwithstanding anything to the contrary contained in this Article, the Servicer, if not Falcon or an Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article with respect to any indebtedness that is not a Pool Receivable other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in clause (b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Pool Receivable are set forth in this Section in their entirety. Upon delivery by such Servicer to the Seller of funds or records relating to any indebtedness that is not a Pool Receivable, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

     (d) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchasers, the Agent and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

     After such termination, if Falcon or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 4.3. Lock-Box Arrangements. Before the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Agent. Upon the occurrence of a Termination Event, the Agent may at any time thereafter give notice to each Lock-Box Bank that the Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to the Agent's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Agent at any time takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Agent. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Lock-Box Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Agent, the Purchasers or any other Person hereunder and the Agent shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) (including the proviso thereto) and Article II (in each case as if such funds were held by the Servicer thereunder).

     Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event:

          (i) the Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Agent or its designee;

          (ii) the Agent may instruct the Seller or the Servicer to give notice of the Agent's and the Purchasers' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Agent or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Agent (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors; and

          (iii) the Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5. Responsibilities of the Seller. (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Agent or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent and the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Falcon or the Originators thereunder.

     (b) Falcon hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Falcon shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Falcon conducted such data-processing functions while it acted as the Servicer.

     Section 4.6. Servicing Fee. (a) If Falcon or an Affiliate thereof is the Servicer, 0%.

     (b) If the Servicer ceases to be Falcon or an Affiliate thereof, the servicing fee shall be the greater of: (i) 0.25% per annum of the average aggregate Outstanding Balance of the Pool Receivables and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.


                           ARTICLE V.
                           THE AGENT


     SECTION 5.1. Appointment and Authorization. Each Purchaser hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under this Agreement and each other Transaction Document, and to exercise such powers and perform such duties as are expressly delegated to it by this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent.

     SECTION 5.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Purchasers for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 5.3. Liability of Agent. None of the Agent or any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact (each, an "Agent-Related Person") shall: (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Purchasers for: (i) any recital, statement, representation or warranty made by an Originator, the Seller, the Servicer or any Affiliate of the Seller, the Servicer or any officer thereof, contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, (ii) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or (iii) any failure of an Originator, the Seller, the Servicer or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Originator, the Seller, the Servicer or any of an Originator's, Seller's or Servicer's Affiliates.

     SECTION 5.4. Reliance by the Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person(s), and upon advice and statements of legal counsel (including counsel to an Originator, the Seller or the Servicer), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Purchasers owning more than 50% of the Purchased Interest (the "Required Purchasers") as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.

     (b) Each Purchaser that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Purchaser for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Purchaser.

     SECTION 5.5. Notice of Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event, except with respect to defaults in any payment in respect of Capital and Discount and fees required to be paid to the Agent for the account of the Purchasers, unless the Agent shall have received written notice from a Purchaser, the Seller or the Servicer referring to this Agreement, describing such Termination Event and stating that such notice is a "notice of Termination Event." The Agent will notify the Purchasers of its receipt of any such notice. The Agent shall take such action with respect to such Termination Event as may be requested by the Required Purchasers; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event as it shall deem advisable or in the best interest of the Purchasers.

     SECTION 5.6. Credit Decision. Each Purchaser acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Originators, the Seller, the Servicer and any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Purchaser. Each Purchaser represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Originators, the Seller, the Servicer and their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Seller hereunder. Each Purchaser also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Originators, the Seller and the Servicer. Except for notices, reports and other documents expressly herein required to be furnished to the Purchasers by the Agent, the Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of an Originator, the Seller or the Servicer that may come into the possession of any of the Agent-Related Persons.

     SECTION 5.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Purchasers shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Seller and without limiting the obligation of the Seller to do
so), pro rata in accordance with their Percentages, from and against any and all damages; provided, however, that no Purchaser shall be liable for the payment to the Agent-Related Persons of any portion of such damages resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Purchaser shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document or any document contemplated by or referred to herein or therein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Seller. The undertaking in this Section shall survive the repurchase by the Seller of all of the undivided percentage ownership interests of the Purchased Interest purchased by the Purchasers hereunder and the resignation or replacement of the Agent.

     SECTION 5.8. The Agent in Individual Capacity. PNC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with an Originator, the Seller, the Servicer and their respective Affiliates as though PNC were not the Agent hereunder and without notice to or consent of the Purchasers. The Purchasers acknowledge that, pursuant to such activities, PNC or its Affiliates may receive information regarding the Originators, the Seller, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Originators, the Seller, the Servicer or any such Affiliate) and acknowledge that PNC shall be under no obligation to provide such information to them. With respect to its undivided percentage ownership interests in the Purchased Interest, PNC shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchaser" include PNC in its individual capacity.

     SECTION 5.9. Successor Agent. (a) The Agent may, and at the request of the Required Purchasers shall, resign as Agent upon 30 days' notice to the Purchasers. If the Agent resigns under this Agreement, the Required Purchasers shall appoint from among the Purchasers a successor agent, which successor agent shall be approved by the Seller. If no successor agent is appointed before the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Purchasers and with the Seller's approval (which approval shall not be unreasonably withheld), a successor agent from among the Purchasers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article V and Section 1.8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date that is 30 days after a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Purchasers shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above.

     (b) This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns; provided, that, unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Agent or
(iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

     SECTION 5.10. Withholding Tax. (a) If any Purchaser is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Purchaser claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Purchaser agrees with and in favor of the Agent, to deliver to the
Agent:

          (i) if such Purchaser claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Purchaser claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Purchaser, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Purchaser and in each succeeding taxable year of such Purchaser during which interest may be paid under this Agreement, and IRS Form W-9; and

         (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     (b) Such Purchaser agrees to promptly notify the Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

     (c) If any Purchaser claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Purchaser sells, assigns, grants a participation in, or otherwise transfers all or part of its undivided percentage ownership interests of the Purchased Interest, such Purchaser agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of its undivided percentage ownership interests of the Purchased Interest. To the extent of such percentage amount, the Agent will treat such Purchaser's IRS Form 1001 as no longer valid.

     (d) If any Purchaser claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of its undivided percentage ownership interests of the Purchased Interest, such Purchaser agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

     (e) If any Purchaser is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Purchaser an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) are not delivered to the Agent, then the Agent may withhold from any interest payment to such Purchaser not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (f) If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Purchaser (because the appropriate form was not delivered, was not properly executed, or because such Purchaser failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Purchaser shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Purchasers under this paragraph shall survive the repurchase by the Seller of all of the undivided percentage ownership interests of the Purchased Interest purchased by the Purchasers hereunder and the resignation or replacement of the Agent.


                          ARTICLE VI.
                         MISCELLANEOUS


     Section 6.1. Amendments, Etc. (a) Subject to clauses (b), (c) and (d), no amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Agent, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchasers or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     (b) Notwithstanding clause (a), the Agent shall not, without the prior written consent of all Purchasers, amend, modify or waive any provision of this Agreement that would:

          (i) reduce the amount of Capital or Discount that is payable on account of the Purchased Interest or delay any scheduled date for payment thereof,

          (ii) modify the reserve requirements for uncollectible Receivables (including dilution reserves) or Discount,

          (iii) modify any yield protection or indemnity provision that inures to the benefit of the Purchasers, or

          (iv) reduce the amount of fees that a Purchaser is to receive hereunder.
     (c) Notwithstanding clause (a), the Agent shall not, without the prior written consent of the affected Purchaser, increase the amount of the Purchased Limit that such Purchaser is required to fund.

     (d) Notwithstanding clause (a), the Agent shall not, without the prior written consent of the Required Purchasers, amend, modify or waive any other material provision of this Agreement.



     Section 6.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 6.3. Assignability. (a) Each of the Persons who has executed as an "Assignee" an Assignment in the form of Exhibit VI (each, an "Assignment") shall become a party hereto and shall become a Purchaser hereunder upon: (i) satisfaction of the conditions set forth in clause (b),
(ii) acceptance and recording of the Assignment by the Agent in the Register,
(iii) the occurrence of the effective date of such Person's Percentage (as set forth in such Assignment) and (iv) the prior written consent of the Agent and the Seller to such assignment (which consent shall not be unreasonably withheld); provided, that no such consent shall be required if such assignment is made by such Purchaser to any of its Affiliates or any other existing Purchaser.

     (b) Each Purchaser may assign and delegate to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including ownership of the Purchased Interest); provided, however, that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Purchaser under this Agreement (including its Percentage and any Portion of Capital owned by it),

          (ii) the amount of its Percentage being assigned pursuant to such assignment (plus its Purchase Commitment under the Liquidity Facility that is being assigned to the assignee contemporaneously therewith) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000, and, unless such assigning Purchaser is assigning its entire Percentage, such assigning Purchaser's Percentage of the Purchase Limit after giving effect to such assignment shall in no event be less than $5,000,000,

          (iii) the parties to each such assignment shall execute and deliver an Assignment to the Agent, for its acceptance and recording in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Purchaser hereunder, and (y) the assigning Purchaser shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments that accrued in favor of such Purchaser before such assignment) and be released from its obligations under this Agreement (and, if such Assignment provides for an assignment of all such assigning Purchaser's Percentage, such Purchaser shall cease to be a party hereto).

     (c) Upon receipt by the Agent of an Assignment executed by an assigning Purchaser and by an assignee who is an Eligible Assignee, and the satisfaction of the other conditions set forth in clauses (a) and (b), the Agent shall: (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller. The assigning Purchaser shall pay to the Agent an assigning fee equal to $2,500 for each assignment hereunder.

     (d) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Required Purchasers.

     (e) Without limiting any other rights that may be available under applicable law, the rights of any Purchaser may be enforced through it or by its agents.

     Section 6.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1, and subject to the Engagement Letter and the Fee Letter, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all costs and expenses incurred by the Agent in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Agent of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Agent and its Affiliates and agents with respect thereto and with respect to advising the Agent and its Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all costs and expenses (including Attorney Costs), if any, of the Agent, the Purchasers and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents; provided, however, that the Seller shall not be responsible for the costs and expenses (including Attorney Costs) of Purchasers (in their capacities as such) under the Liquidity Agreement other than such costs and expenses in connection with the enforcement of this Agreement or any other Transaction Document.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 6.5. Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent,
(b) the Seller's legal counsel and auditors if they agree to hold it confidential and (c) third parties to the extent such disclosure is required by the Credit Facility. Unless otherwise required by applicable law, each of the Agent and the Purchasers agrees to maintain the confidentiality of non-public financial information regarding Falcon and its subsidiaries and other non-public information marked as confidential by the Servicer or the Seller; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Falcon, (ii) legal counsel and auditors of the Purchasers or the Agent if they agree to hold it confidential and (iii) any regulatory authorities having jurisdiction over PNC or any of the Purchasers.

     Section 6.6. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE AGENT (FOR THE BENEFIT OF THE PURCHASERS) IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT
MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 6.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 6.8. Survival of Termination. The provisions of Sections 1.8, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.9 and 6.12 shall survive any termination of this Agreement.

     Section 6.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 6.10. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Purchasers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Agent.

     Section 6.11. Headings. The captions and headings of this Agreement and in any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 6.12. Purchasers' Liabilities. The obligations of each of the Purchasers under the Transaction Documents are solely the corporate obligations of such Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of any Purchaser; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CENTRALLY HELD EAGLE RECEIVABLES
                           PROGRAM, INC.


                         By:        /s/ Anthony Navitsky
                                    --------------------
                             Name:  Anthony Navitsky
                             Title: Vice President

                             Address:
                             Centrally Held Eagle Receivables
                               Program, Inc.
                             Two North Riverside Plaza
                             Suite 1100
                             Chicago, Illinois  60606

                             Attention: Anthony Navitsky
                             Telephone No.: (312) 906-6830
                             Facsimile No.: (312) 906-8372


                         FALCON BUILDING PRODUCTS, INC.


                         By:        /s/ Gus J. Athas
                                    ----------------
                             Name:  Gus J. Athas
                             Title: Senior Vice President

                             Address:
                             Falcon Building Products, Inc.
                             Two North Riverside Plaza
                             Suite 1100
                             Chicago, Illinois  60606

                             Attention: Anthony Navitsky
                             Telephone No.: (312) 906-6830
                             Facsimile No.: (312) 906-8372

                         PNC BANK, NATIONAL ASSOCIATION, as Agent


                         By:        /s/ William S. Richards
                                    -----------------------
                             Name:  William S. Richards, Jr.
                             Title: Vice President

                             Address:
                             PNC Bank, National Association
                             Multi-Bank Loan Administration
                             One PNC Plaza, 4th Floor Annex
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania  15220-2707

                             Attention: Arlene Ohler
                             Telephone No.: (412) 762-3627
                             Facsimile No.: (412) 762-8672


PURCHASERS:              PNC BANK, NATIONAL ASSOCIATION

                         By:        /s/ William S. Richards
                                    -----------------------
                              Name:  William S. Richards, Jr.
                             Title:  Vice President

                             Address:
                             PNC Bank, National Association
                             Multi-Bank Loan Administration
                             One PNC Plaza, 4th Floor Annex
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania  15220-2707

                             Attention: Arlene Ohler
                             Telephone No.: (412) 762-3627
                             Facsimile No.: (412) 762-8672

                             With a copy to:

                             PNC Bank, National Association
                             One PNC Plaza
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania  15220-2707

                             Attention: Robert O. Finley, Jr.
                             Telephone No.: (412) 762-2047
                             Facsimile No.: (412) 762-9184

                         CAISSE NATIONALE DE CREDIT AGRICOLE


                         By:        /s/ Katherine L. Abbott
                                    -----------------------
                             Name:   Katherine L. Abbott
                             Title:  First Vice President

                             Address:
                             Caisse Nationale de Credit Agricole
                             55 East Monroe Street
                             Suite 4700
                             Chicago, Illinois  60603-5702

                             Attention: Kathleen Martens
                             Telephone No.: (312) 917-7444
                             Facsimile No.: (312) 372-3455

                         HARRIS TRUST AND SAVINGS BANK


                         By:         /s/ John M. Dillon
                                    -------------------
                             Name:  John M. Dillon
                             Title: Vice President

                             Address:
                             Harris Trust and Savings Bank
                             111 West Monroe Street
                             Floor 2W
                             Chicago, Illinois  60690

                             Attention: John M. Dillon
                             Emerging Majors-Illinois
                             Telephone No.: (312) 461-6780
                             Facsimile No.: (312) 461-2591

                           EXHIBIT I
                          DEFINITIONS


     As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

     "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Purchasers or the Agent (for the benefit of the Purchasers) shall not constitute an Adverse Claim.

     "Affected Person" has the meaning set forth in Section 1.8 of the Agreement.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to each of the Purchasers, Affiliate shall mean the holder(s) of its capital stock.

     "Agent" has the meaning set forth in the preamble to the Agreement.

     "Agent-Related Person" has the meaning set forth in Section 5.3 of the Agreement.

     "Agent's Account" means the account (ABA #043-000-096, account number GL 19606890) of the Agent maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15220-2707, or such other account as may be so designated in writing by the Agent to the Purchasers.

     "Agreement" has the meaning set forth in the preamble to the Agreement.

     "Alternate Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to, at the Seller's option: (a) the Applicable Yield Margin per annum above the Eurodollar Rate for such Fixed Period, or (b) the Base Rate for such Fixed Period; provided, however, that in the case of:

          (i) any Fixed Period on or before the first day of which the Agent shall have been notified by a Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Purchaser to fund any Portion of Capital based on the Eurodollar Rate (and such Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist),

          (ii)  any Fixed Period of one to (and including) 29 days,

          (iii) any Fixed Period as to which the Agent does not receive notice before noon (New York City time) on the third Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or

          (iv) any Fixed Period relating to a Portion of Capital that is less than $5,000,000,

the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any day while a Termination Event or Unmatured Termination Event exists shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

     "Applicable Yield Margin" means, with respect to the Alternate Rate based upon the Eurodollar Rate for any Fixed Period, the rate per annum set forth opposite the "Weighted Average Assigned Value" below as of the beginning of such Fixed Period:

     Weighted Average                   Applicable
      Assigned Value                    Yield Margin

     5.90 to 6.00                       0.27500%
     4.90 to <5.90                      0.27500%
     3.90 to <4.90                      0.27500%
     2.90 to <3.90                      0.27500%
     1.90 to <2.90                      0.35000%
     <1.90                              0.35000%

     "Assignment" has the meaning set forth in Section 6.3(a) of the Agreement.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

     "Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

          (b)  0.50% per annum above the latest Federal Funds Rate.

     "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, any Originator, Falcon or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

     "Buyer Note" has the meaning set forth in the Sale Agreement between the Seller and Falcon.

     "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Purchasers pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.7 of the Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "Change in Control" means that: (a) Falcon ceases to own, directly or indirectly, 100% of the capital stock of the Seller, or a majority of the capital stock of any Originator, free and clear of all Adverse Claims, (b) the Samuel Zell Group shall cease to own, directly or indirectly, at least 20% of the combined voting power of Falcon's outstanding securities ordinarily having the right to vote at elections of directors; provided, that the failure by the Samuel Zell Group to own such a minimum percentage of securities shall not be deemed a change of control hereunder if Falcon shall have attained at least two of the following ratings on its long-term senior unsecured debt securities: "BBB+" or better from Standard & Poor's, "Baa1" or better from Moody's and "Baa1" from Duff & Phelps Credit Rating Co., (c) Falcon shall directly or indirectly transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets (whether now owned or hereafter acquired) to any other Person(s), or (d) Falcon shall be a party to any merger or consolidation in which Falcon is not a surviving entity.

     "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Falcon, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

     "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of each Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

     "Credit Facility" means the Amended and Restated Credit Agreement, dated as of June 30, 1995, among Falcon, as Borrower, the lenders from time to time party thereto, Chemical Bank, as Administrative Agent, and Citicorp North America, Inc., as Collateral Agent.

     "Days' Sales Outstanding" means: (a) the Outstanding Balance of all Pool Receivables at the end of a Fiscal Month divided by (b)(i) the aggregate amount of Designated Receivables created during the three Fiscal Months ended on or before the last day of such Fiscal Month divided by (ii) the number of days in such three-month period.

     "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d), and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Deemed Collection" has the meaning assigned thereto in the Sale
Agreements.

     "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000 of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

     "Delinquent Receivable" means a Pool Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

     "Designated Receivable" means a Receivable designated on Schedule IV to the Agreement, as such Schedule may be amended, supplemented or otherwise modified from time to time.

     "Dilution Horizon" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000 of 1% rounded upward) of: (a) the aggregate amount of Designated Receivables created during the most recent Fiscal Month and the preceding 15 days to (b) the aggregate Outstanding Balance of the Eligible Receivables at the last day of such Fiscal Month.

     "Dilution Ratio" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000 of 1% rounded upward) of: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such Fiscal Month to (b) the aggregate amount of Designated Receivables created during the prior Fiscal Month.

     "Dilution Reserve" means, on any day, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by
(b)(i) the Dilution Reserve Percentage on such date divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

     "Dilution Reserve Percentage" means, as of any date, the greater of: (a) 5% and (b) the Dilution Horizon times the sum of: (i) 2 times the rolling average Dilution Ratio for the preceding twelve Fiscal Months and (ii) the Spike Factor.

     "Discount" means, for the Portion of Capital for any Fixed Period:

                     AR x C x ED/Year + TF

     where:

          AR   =    the Alternate Rate for the Portion of Capital for such
                    Fixed Period,

          C    =    the Portion of Capital during such Fixed Period,

          ED   =    the actual number of days during such Fixed Period,

          Year = if such Portion of Capital is funded based upon: (i) the Eurodollar Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

          TF   =    the Termination Fee, if any, for the Portion of Capital
                    for such Fixed Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "EBITDA" means, with respect to Falcon and its consolidated subsidiaries for any period: (a) consolidated net income for such period (excluding undistributed earnings in Persons that are 50% or less owned, directly or indirectly, by Falcon, the effect of any extrordinary or non-recurring gains or losses and any gains or losses from the sale of assets) plus (b) to the extent reflected in the consolidated income statement of Falcon for such period, without duplication, the sum of: (i) Net Interest Expense, (ii) federal, state and local income and franchise taxes, (iii) depreciation expense, (iv) amortization expense and (v) any other noncash items that had the effect of reducing consolidated net income for such period (but minus any noncash items that had the effect of increasing consolidated net income for such period).

     "Eligible Assignee" means any commercial bank or commercial paper conduit.

     "Eligible Receivable" means, at any time, a Pool Receivable:

          (a) the Obligor of which is not subject to any action of the type described in paragraph (f)(i) of Exhibit V to the Agreement;

          (b) that is denominated and payable only in U.S. dollars in the United States;

          (c) that has a stated maturity that is not more than 60 days after the original due date of such Receivable;

          (d) that arises from the sale and delivery of goods and services in the ordinary course of an Originator's business;

          (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

          (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect;

          (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim;

          (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy;

          (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement;

          (j) in which the Seller owns good and marketable title and that is freely assignable by the Seller;

          (k) for which the Purchasers shall have a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, and the Agent (for the benefit of the Purchasers) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

          (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper;

          (m)  that is not a Delinquent Receivable;

          (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor;

          (o) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof; and

          (p)  the Obligor of which is rated Investment Grade.

     "Engagement Letter" means the Engagement Letter, dated February 29, 1996, between PNC Securities Corp. and Falcon relating to the transactions contemplated herein.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Falcon, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Falcon, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, Falcon, any corporation described in clause (a) or any trade or business described in clause (b), or (d) as to the Seller or any of its Affiliates, Eagle Industrial Products Corporation and all other Person(s) that are members of Eagle Industrial Products Corporation's controlled group or under common control therewith (within the meaning of Sections 414(b) and (c) of the Internal Revenue Code), but only until the termination of the Agreement dated as of October 24, 1994 among the Pension Benefit Guaranty Corporation, Falcon and certain of its Affiliates.

     "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                             LIBOR                   _
           100% - Eurodollar Rate Reserve Percentage

where "Eurodollar Rate Reserve Percentage" means, for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period.

     "Facility Termination Date" means the earliest to occur of: (a) May 2, 1999, (b) the date determined pursuant to Section 2.2 of the Agreement and
(c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement.

     "Falcon" has the meaning set forth in the preamble to the Agreement.

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

     "Fiscal Month" means those periods described on Schedule V to the Agreement.

     "Fixed Period" means, with respect to each Portion of Capital:

          (a) initially, the period commencing on the date of a purchase and ending such number of days as the Seller shall select, subject to the approval of the Agent pursuant to Section 1.2 of the Agreement, up to 90 days after such date; and

          (b) thereafter, each period commencing on the last day of the preceding Fixed Period and ending such number of days (not to exceed 90 days) as the Seller shall select, subject to the approval of the Agent pursuant to Section 1.2 of the Agreement, on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 a.m. (New York City time) on such last day; except, that if the Agent shall not have received such notice or approved such period on or before such time, such period shall be one day; provided, that

               (i) any Fixed Period in respect of which Discount is computed by reference to the Alternate Rate based upon the Eurodollar Rate shall be a period of one, two or three Fiscal Months, as the Seller may select as provided above;

               (ii) any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same Fiscal Month as such day, such Fixed Period shall end on the preceding Business Day;

               (iii) in the case of any Fixed Period of one day: (A) if such Fixed Period is the initial Fixed Period for a purchase, such Fixed Period shall be the day of purchase of the Purchased Interest; and
          (B) thereafter, shall: (x) if the preceding Fixed Period is more than one day, be the last day of such preceding Fixed Period, and
          (y) if the preceding Fixed Period is one day, be the day after such preceding Fixed Period; and (C) if such Fixed Period occurs on a day preceding a day that is not a Business Day, such Fixed Period shall be extended to the next Business Day; and

               (iv) in the case of any Fixed Period for any Portion of Capital of the Purchased Interest that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on the Termination Date and the duration of each Fixed Period that commences on or after the Termination Date shall be of such duration as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of 30 days from the last day of the preceding Fixed Period.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

     "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

     "Information Package" means a report, in substantially the form of Annex A to the Agreement, furnished to the Agent pursuant to the Agreement.

     "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Coverage Ratio" means, with respect to Falcon and its consolidated subsidiaries for any period, the ratio of: (a) EBITDA for such period to (b) Net Interest Expense for such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

     "Investment Grade" means, with respect to any Person, a rating on its long-term senior unsecured debt securities of: (a) at least "BBB-", or, if such Person's long-term senior unsecured debt securities are not rated by Standard & Poor's, a short-term rating of at least "A-3", by Standard & Poor's and (b) at least "Baa3" by Moody's, or, if such Person's long-term senior unsecured debt securities are not rated by Moody's, a short-term rating of at least "P-3", by Moody's. However, if only one of Standard & Poor's and Moody's maintains a rating on such Person's securities, such rating shall be no lower than the ratings applied for the purposes of clauses
(a) and (b).

     "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered by major banks in the London interbank market to such Reference Bank at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Fixed Period.

     "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

     "Lock-Box Agreement" means an agreement, in substantially the form of Annex A to the Non-Designated Receivables Agreement, among the Seller, the Servicer and a Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

          (a) the assets, operations, business or financial condition of the Seller, the Originators (taken together) or the Servicer, in each case on a consolidated basis;

          (b) the ability of any of the Seller, the Originators (taken together) or the Servicer, in each case on a consolidated basis, to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

          (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables; or

          (d) the status, perfection, enforceability or priority of the Agent's, the Purchasers' or the Seller's interest in the Pool Assets.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Interest Expense" means: (a) interest expense for such period (excluding the amortization of all fees payable in connection with the incurrence of the Debt) plus (b) capitalized interest paid during such period minus (c) interest received in cash in the United States during such period.

     "Net Receivables Pool Balance" means, at any time, the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus the aggregate amount of Special Program Allowances for all Originators at such time.

     "Non-Designated Receivables Agreement" means the Receivables Purchase Agreement (Non-Designated Receivables), of even date herewith, among the Seller, Servicer, Market Street Funding Corporation, as purchaser, and PNC, as administrator, relating to the purchase and sale of Receivables other than the Designated Receivables, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

     "Originator" has the meaning set forth in the Sale Agreements.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Percentage" means: (a) with respect to any Purchaser that is a party hereto as of the date hereof, the percentage set forth on Annex B, as reduced by any assignment entered into with a permitted assignee, or (b) with respect to any assignee, the amount of the assignor's Percentage purchased by such assignee as set forth in the relevant Assignment.

     "Permitted Debt" has the meaning set forth in Section 1(o) of Exhibit IV to the Agreement.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

     "PNC" has the meaning set forth in the preamble to the Agreement.

     "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Portion of Capital" has the meaning set forth in Section 1.7 of the Agreement. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

     "Purchase Limit" means the amount designated as such on Annex B, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

     "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (b) all Related Security with respect to such Pool Receivables, and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                          C + DR + YR
                              NRPB

     where:

          C    =    the Capital at the time of computation,

          DR   =    the Dilution Reserve at the time of computation,

          YR   =    the Yield Reserve at the time of computation, and

          NRPB = the Net Receivables Pool Balance at the time of computation.

The Purchased Interest shall be determined from time to time pursuant to
Section 1.3 of the Agreement.

     "Purchaser" has the meaning set forth in the preamble to the Agreement.

     "Purchasers' Share" of any amount means such amount times the Purchased Interest at the time of determination.

     "Purchaser's Yield" means, for any period, the Discount, expressed as a percentage of Capital and converted to an interest-bearing equivalent rate per annum.

     "Receivable" means any indebtedness and other obligations owed to the Seller, Falcon or any Originator by, or any right of the Seller, Falcon or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means, at any time, all of the then outstanding Designated Receivables purchased by the Seller pursuant to the Sale Agreements between the Seller and Falcon.

     "Reference Bank" means PNC.

     "Register" has the meaning set forth in Section 1.11 of the Agreement.

     "Related Security" means, with respect to any Receivable:

          (a) all of the Seller's, Falcon's and the Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

          (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; and

          (c) all of the Seller's, Falcon's and any Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

     "Required Purchasers" has the meaning set forth in Section 5.4(a) of the Agreement.

     "Sale Agreement" means any of: (a) the Contribution and Sale Agreement, dated as of the date hereof, between the Seller and Falcon, and (b) the Receivables Sale and Servicing Agreement, dated as of the date hereof, between Falcon and the Originators, as either such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Samuel Zell Group" means Samuel Zell, Ann Lurie, any trust created for the benefit of Samuel Zell or Ann Lurie or their families, and any of their affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934).

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Purchasers' Share.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

     "Special Program Allowance" means, with respect to the Pool Receivables originated by any Originator at any time, the aggregate amount of such Pool Receivables attributable to cash discounts, volume rebates or advertising allowances permitted to be set-off against payments due in respect of such Pool Receivables as reflected in the books and records of such Originator at such time.

     "Spike Factor" means, for any Fiscal Month, the positive difference, if any, between: (a) the highest average Dilution Ratio for any two consecutive Fiscal Months during the twelve previous Fiscal Months and (b) the average Dilution Ratio for such twelve months.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Termination Date" means the earlier of: (a) the Business Day that the Seller so designates by written notice to the Agent pursuant to Section 1.1(b) of the Agreement and (b) the Facility Termination Date.

     "Termination Day" means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Termination Date.

     "Termination Event" has the meaning specified in Exhibit V to the Agreement.

     "Termination Fee" means, for any Fixed Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to the definition thereof) that would have accrued during such Fixed Period on the reductions of Capital relating to such Fixed Period had such reductions not been made, exceeds (b) the income, if any, received by the Purchasers from investing the proceeds of such reductions of Capital, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Transaction Documents" means the Agreement, the Non-Designated Receivables Agreement, the Lock-Box Agreements, the Fee Letter, the Engagement Letter, the Sale Agreements and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event (it being understood that any nonpayment, event or condition of the type described in paragraph (j) of Exhibit V that permits the acceleration of the maturity of any Permitted Debt, which acceleration has not been required, shall constitute an Unmatured Termination Event).

     "Weighted Average" means, for each Obligor of Designated Receivables, a ratio (expressed as a percentage and computed as of the last day of each Fiscal Month) equal to: (a) the Outstanding Balance of the Pool Receivables owed by such Obligor as of the end of such Fiscal Month divided by (b) the aggregate Outstanding Balances of all Pool Receivables as of the end of such Fiscal month.

     "Weighted Average Assigned Value" means the sum of the following amounts computed for each Obligor of Designated Receivables: (a) the most recent Weighted Average for such Obligor multiplied by (b) the "Assigned Value" set forth below opposite the then-current Investment Grade ratings assigned to such Obligor, as follows:

          Debt Rating                   Assigned Value

            A+/A1                            6.00
             A/A2                            5.00
            A-/A3                            4.00
          BBB+/Baa1                          3.00
           BBB/Baa2                          2.00
          BBB-/Baa3                          1.00;

or, if such Obligor's long-term public senior unsecured debt securities are not rated by Standard & Poor's and Moody's:

          Debt Rating                   Assigned Value

            A-1/P-1                          5.50
            A-2/P-2                          3.50
            A-3/P-3                          1.50;

provided, however, that if, in either case, such rating agencies' ratings are split between two of the above categories, the "Assigned Value" for such Obligor shall be the arithmetic average of the two relevant "Assigned Values" for such rating categories.

     "Yield Reserve" means, at any time:

             (PY/360  x  2(DSO)  x  Capital)  +  SF

     where:

          PY = the Purchaser's Yield computed for the most recent Settlement Period,

          DSO =     the most recent Days' Sales Outstanding, and

          SF =      the accrued and unpaid Servicing Fee.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.
                           EXHIBIT II
                    CONDITIONS OF PURCHASES


     1. Conditions Precedent to Initial Purchase. The initial purchase under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the
Agent:

     (a) A counterpart of the Agreement duly executed by the Seller and the Servicer, and a counterpart of the Sale Agreements duly executed by the Seller, Falcon and the Originators, as applicable.

     (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and Falcon authorizing the execution, delivery and performance by the Seller, such Originator and Falcon, as the case may be, of the Agreement and the other Transaction Documents to which it is a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of each of the Seller, each Originator and Falcon.

     (c) A certificate of the Secretary or Assistant Secretary of each of the Seller, the Originators and Falcon certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Agent receives a subsequent incumbency certificate from the Seller, an Originator or Falcon, as the case may be, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, an Originator or Falcon, as the case may be.

     (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Seller, Falcon, the Agent and the Purchasers contemplated by the Agreement and the Sale Agreements.

     (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, Falcon or the Seller.

     (f) Completed UCC search reports, dated on or shortly before the date of such initial purchase, listing the financing statements referred to in subsection (e) above and all other effective financing statements filed in the jurisdictions referred to in subsection (e) above that name the Originators, Falcon or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent may request, showing no Adverse Claims on any of the Pool Assets.

     (g)  Copies of executed Lock-Box Agreements with the Lock-Box Banks.

     (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of: (i) Mayer, Brown & Platt, counsel for the Seller and the Servicer, and (ii) Gus J. Athas, internal counsel for the Seller and the Servicer.

     (i) Satisfactory results of a review and audit (performed by representatives of the Agent) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

     (j) A pro forma Information Package representing the performance of the Receivables Pool for the Fiscal Month before closing.

     (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of the Agreement and, in each case, payable in accordance with the Engagement Letter and the Fee Letter.

     (l)  The Fee Letter duly executed by the Seller and the Servicer.

     (m) Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretaries of State (or similar official) of the states of each such Person's organization and principal place of business.

     (n) Such other approvals, opinions or documents as the Agent may reasonably request.

     2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as to clause (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

     (a) in the case of each purchase, the Servicer shall have delivered to the Agent on or before such purchase, in form and substance satisfactory to the Agent, a completed pro forma Information Package to reflect the level of Capital and related reserves after such subsequent purchase;

     (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date; and

          (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

provided, however, that the existence of an Unmatured Termination Event (other than an Unmatured Termination Event of the type described in clause
(i) of Exhibit V to the Agreement or resulting from the failure of the Seller or the Servicer to deliver any Information Package when due) shall not prohibit any reinvestment or purchase on any day that does not cause the Capital, after giving effect to such reinvestment or purchase, to exceed the Capital as of the opening of business on such day.

                          EXHIBIT III
                 REPRESENTATIONS AND WARRANTIES


     1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

     (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments:
(i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with: (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder, and the approval of the Administrative Agent under the Credit Facility, which approval has been obtained and continues in full force and effect.

     (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) The balance sheets of the Seller as at December 31, 1995, and the related statements of income and retained earnings of the Seller for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Seller as at such date and the results of the operations of the Seller for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995 there has been no Material Adverse Effect.

     (f) There is no pending or, to the best knowledge of the Seller, threatened action or proceeding affecting the Seller before any Governmental Authority or arbitrator.

     (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Agent (for the benefit of the Purchasers) shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Agent (for the benefit of the Purchasers) in the Pool Assets, and the Agent (for the benefit of the Purchasers) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller and Falcon pursuant to the Sale Agreements and the Agent relating to the Agreement.

     (i) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished.

     (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in Sections 1(b) and 2(b) of Exhibit IV to the Agreement.

     (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.

     (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

     (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations G or U of the Federal Reserve Board.

     (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

     (o) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

     (p) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

     (q) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

     (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (s) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to Section 1(l)(v) of Exhibit IV to the Agreement.

     2. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

     (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments:
(i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with: (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

     (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

     (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) The balance sheets of the Servicer and its consolidated subsidiaries as at December 31, 1995, and the related statements of income and retained earnings of the Servicer and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Servicer and its consolidated subsidiaries as at such date and the results of the operations of the Servicer and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995 there has been no Material Adverse Effect.

     (f) Except as disclosed in the most recent audited financial statements furnished to the Agent, there is no pending or, to the best knowledge of the Servicer, threatened action or proceeding affecting the Servicer or any of its subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.

     (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (h) Each Information Package (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished.

     (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office where the Servicer keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

     (j) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

     (k) The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

     (l) The Servicer has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.
                           EXHIBIT IV
                           COVENANTS


     1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause
(l)(v) below, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Agent (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Agent with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Notwithstanding the above, in no event shall the Seller have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization, principal place of business or principal assets in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

     (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Agent (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Agent (for the benefit of the Purchasers) as the Agent may reasonably request.

     (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     (f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

     (g) Change in Business or Credit and Collection Policy. The Seller shall not make (or permit any Originator to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Seller shall not make (or permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Agent.

     (h) Audits. The Seller shall (and shall cause Falcon and each Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Agent, permit the Agent, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or Falcon or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller, Falcon or the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Falcon's or the Originators' performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Falcon or the Originators having knowledge of such matters.

     (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer, Falcon (if not the Servicer) or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originators, the Servicer or any Lock-Box Account (or related post office box), unless the Agent shall have consented thereto in writing and the Agent shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors (other than Obligors on a Receivable originated by Ex-Cell Manufacturing Company, Inc.) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

     (k) Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause Falcon and each Originator so to mark their master data processing records pursuant to the Sale Agreements.

     (l) Reporting Requirements. The Seller will provide to the Agent (with copies for each of the Purchasers) the following:

          (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the Chief Financial Officer or Treasurer of the Seller;

          (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

          (iii) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its security holders, and copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (iv) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

          (v) at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (vi) promptly after the Seller obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) litigation or proceeding relating to any Transaction Document;

          (vii) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator; and

          (viii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Agent may from time to time reasonably request.

     (m) Certain Agreements. Without the prior written consent of the Required Purchasers, the Seller will not (and will not permit Falcon or any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of its certificate of incorporation or by-laws.

     (n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock,
(B) declare or pay any dividend or set aside any funds for any such purpose,
(C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or
(E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

          (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Buyer Note in accordance with its terms, and (B) if no amounts are then outstanding under the Buyer Note, the Seller may declare and pay dividends.

          (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $5,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

     (o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement, the Sale Agreement between the Seller and Falcon or the Non-Designated Receivables Agreement (the "Permitted Debt"), or (iii) form any subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     (p) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers and the Agent under the Agreement and under the Fee Letter), (ii) the payment of accrued and unpaid interest on the Buyer Note and (iii) other legal and valid corporate purposes.

     (q) Purchased Interest. Both before and after each purchase or reinvestment pursuant to the Agreement, the Purchased Interest will not be greater than 100%.

     (r) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $5,000,000.

     (s) Interest Coverage Ratio. If the Credit Facility is no longer in existence, Falcon will not permit the Interest Coverage Ratio calculated at the end of each fiscal quarter (as calculated for the four fiscal quarters then ended) to be less than 4.0 to 1.0.

     2. Covenants of the Servicer. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Servicer shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Agent (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

     (d) Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

     (e) Change in Business or Credit and Collection Policy. The Servicer shall not make any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer shall not make any other change in any Credit and Collection Policy without giving prior written notice thereof to the Agent.

     (f) Audits. The Servicer shall, from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Agent, permit the Agent, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Servicer relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Servicer's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Servicer having knowledge of such matters.

     (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer shall not, and shall not permit any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Agent shall have consented thereto in writing and the Agent shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors (other than Obligors on a Receivable originated by Ex-Cell Manufacturing Company, Inc.) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account (other than the Lock-Box Account to which Collections are deposited by Ex-Cell Manufacturing Company, Inc.) shall at all times be subject to a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

     (i) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

     (j) Reporting Requirements. The Servicer will provide to the Agent (with copies for each of the Purchasers) the following:

          (i) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of the Servicer, balance sheets of the Servicer and its consolidated subsidiaries as of the end of such quarter and statements of income and retained earnings of the Servicer and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Servicer (which financial statements the Administrator will furnish to Moody's);

          (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Servicer, a copy of the annual report for such year for the Servicer and its consolidated subsidiaries, containing financial statements for such year audited by Arthur Andersen LLP or other independent certified public accountants acceptable to the Agent;

          (iii) as soon as available and in any event not later than the twelfth Business Day after the last day of each Fiscal Month, an Information Package as of the last day of such month; within six Business Days of a request by the Agent, an Information Package for such period as is specified by the Agent (but in no event more frequently then weekly);

          (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Servicer setting forth details of such Termination Event or Unmatured Termination Event and the action that the Servicer has taken and proposes to take with respect thereto;

          (v) promptly after the sending or filing thereof, copies of all reports that the Servicer sends to any of its security holders, and copies of all reports and registration statements that the Servicer or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Servicer or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Servicer or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Servicer and/or any such Affiliate;

          (vii) at least thirty days before any change in the Servicer's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (viii) promptly after the Servicer obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Servicer and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect, (B) litigation or proceeding adversely affecting the Servicer or any of its subsidiaries in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought, or (C) litigation or proceeding relating to any Transaction Document;

          (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Servicer or any of its subsidiaries;

          (x) promptly after the occurrence thereof, notice of any default under the Credit Facility (which notice Falcon will furnish to Moody's); and and

          (xi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer or any of its Affiliates as the Agent may from time to time reasonably request;

     3. Separate Existence. Each of the Seller and Falcon hereby acknowledges that the Purchasers and the Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Falcon. Therefore, from and after the date hereof, each of the Seller and Falcon shall take all steps specifically required by the Agreement or reasonably required by the Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Falcon and any other Person, and is not a division of Falcon or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Falcon shall take such actions as shall be required in order that:

          (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from Falcon, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

          (c) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of Falcon or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

          (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Falcon or any Affiliate thereof;

          (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer (if other than Falcon or an Affiliate thereof) will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

          (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Falcon (or any other Affiliate thereof) that are not reflected in the Servicing Fee or the fee to Falcon in its role as manager for the Seller. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Falcon shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

          (g) The Seller's operating expenses will not be paid by Falcon or any other Affiliate thereof;

          (h)  The Seller will have its own separate stationery;

          (i) The Seller's books and records will be maintained separately from those of Falcon and any other Affiliate thereof;

          (j) All financial statements of Falcon or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a subsidiary of Falcon, and (ii) Falcon has sold receivables and other related assets to such special purpose subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

          (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Falcon or any Affiliate thereof;

          (l) The Seller will strictly observe corporate formalities in its dealings with Falcon or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Falcon or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Falcon or any Affiliate thereof (other than Falcon in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Falcon or any subsidiary or affiliate of Falcon. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

          (m) The Seller will maintain arm's-length relationships with Falcon (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Falcon will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Falcon will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                           EXHIBIT V
                       TERMINATION EVENTS


     Each of the following shall be a "Termination Event":

     (a)(i) The Seller or the Servicer (if Falcon or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as set forth in clause (ii) or (iii) or clause (b), such failure shall continue for 30 days,
(ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such payment or deposit shall remain unmade for two Business Days or (iii) Falcon shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Agent shall have been appointed;

     (b) Falcon shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Falcon then has as Servicer;

     (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue 30 days after notice to the Seller or the Servicer of such inaccuracy;

     (d) The Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for five days;

     (e) The Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Agent (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

     (f)(i) The Seller or Falcon shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or Falcon seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or Falcon shall take any corporate action to authorize any of the actions set forth above in this paragraph; or

          (ii) Any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

     (g) The average for three consecutive Fiscal Months of: (i) the Delinquency Ratio shall exceed 3.75%, or (B) the Dilution Ratio shall exceed 9.00%;

     (h)  A Change-in-Control shall occur;

     (i) The Purchased Interest shall exceed 100% and such circumstance shall not have been cured within five Business Days;

     (j) Falcon or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Permitted Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Permitted Debt (and shall have not been waived); or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Permitted Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case, the effect of such non-payment, event or condition is to accelerate the maturity of such Permitted Debt; or any such Permitted Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Permitted Debt shall be required to be made, in each case before the stated maturity thereof;

     (k) Either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall, or shall indicate its intention in writing to the Seller, any Originator, Falcon or any ERISA Affiliate to, file a notice of lien asserting a claim or claims of $100,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Falcon or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Falcon or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, Falcon or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days; or

     (l) A Termination Event under the Non-Designated Receivables Agreement exists.
                           EXHIBIT VI
                           ASSIGNMENT


                   ASSIGNMENT WITH RESPECT TO
         CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC.
    RECEIVABLES PURCHASE AGREEMENT (DESIGNATED RECEIVABLES)


                    Dated ___________, 199__


Section 1.

    Percentage assigned:                               _________%
    Capital allocable to Percentage assigned:          $_________
    Capital allocable to Assignor's remaining
         Percentage:                                   $_________
    Purchaser's Yield (if any) allocable to Percentage
         assigned:                                     $_________
    Purchaser's Yield (if any) allocable to Assignor's
        remaining Percentage:                          $_________

Section 2.

    Assignee's Percentage:                             _________%
    Assignor's remaining Percentage:                   _________%

Section 3.

    Effective Date of this Assignment:             ________, 199_

    Upon execution and delivery of this Assignment by Assignor and Assignee, satisfaction of the other conditions to assignment specified in Section 6.3 of the Receivables Purchase Agreement (Designated Receivables) referred to below and acceptance and recording of this Assignment by the Agent thereunder, from and after the effective date specified above, the Assignee shall become a party to, and have the rights and obligations of a Purchaser under, the Receivables Purchase Agreement (Designated Receivables), dated as of April ___, 1996, among Centrally Held Eagle Receivables Program, Inc., Falcon Building Products, Inc., certain commercial lending institutions, as Purchasers, and PNC Bank, National Association.

ASSIGNOR:                          (NAME OF ASSIGNOR)



                                   By:
                                      Name:
                                                          Title:



ASSIGNEE:                          (NAME OF ASSIGNEE)



                                   By:
                                      Name:
                                      Title:

                                   Address:
                                   Attention:
                                   Telephone:
                                   Telecopy:


Accepted this _____ day of __________, 199___


PNC BANK, NATIONAL ASSOCIATION,
  as Agent



By:
   Name:
   Title:


Consented to this _____ day of __________, 199_


CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC.

By:
   Name:
   Title: